Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-88871 of Empire Energy Corporation on Form S-8 of our report dated May 9, 2003 (which report contains an emphasis paragraph due to going concern uncertainty), appearing in this Annual Report on Form 10-KSB/A of Empire Energy Corporation as of and for the year ended December 31, 2002.




/s/  Pickett, Chaney & McMullen LLP
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      Pickett, Chaney & McMullen LLP


Overland Park, Kansas
MAY 9, 2003